FOLEY & LARDNER LETTERHEAD



                                                    May 7, 1998




Case Receivables II Inc.
233 Lake Avenue
Racine, WI 53403

         Re:      Case Receivables II Inc.
                  Registration Statement on Form S-3
                  (Registration No.)
                  -------------------------------------
Dear Sirs:

         We have acted as special Wisconsin tax counsel for Case Receivables II Inc., a Delaware corporation (the "Company"), in connection with the above-captioned Registration Statement (such registration statement together with the exhibits and any amendments thereto, the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") with an aggregate principal amount of $3,000,000,000. As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a Delaware business trust to be formed by the Company pursuant to a Trust Agreement between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture between the trust and an indenture trustee and a sale and servicing agreement among the trust, the Company and Case Credit Corporation, as Servicer, and the Certificates will be issued pursuant to a trust agreement and such sale and servicing agreement.

         We hereby confirm that, if we are acting as Wisconsin tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus forming part of the Registration Statement under the heading "CERTAIN STATE TAX CONSEQUENCES" as modified by the statements, if any, set forth under that same heading in a related prospectus supplement accurately reflect our opinion.





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Case Receivables II Inc.
May 7, 1998
Page 2


         We know that we are referred to under the heading of "CERTAIN STATE TAX CONSEQUENCES" in the Prospectus forming part of the Registration Statement and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8(b) thereto. By giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                            Very truly yours,

                                            /s/  Foley & Lardner

                                             FOLEY & LARDNER





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